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EXHIBIT 10.3
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                              AMENDED AND RESTATED
                             CONTRACT OF EMPLOYMENT

     This AMENDED AND RESTATED CONTRACT OF EMPLOYMENT ("Agreement"), made and entered into this 16th day of November, 2001, by and between Mercantile Bank and Gulf West Banks, Inc., both corporations duly organized and existing under the laws of the State of Florida (hereinafter collectively referred to as "Banks"), and Gordon W. Campbell, as Chairman and Chief Executive Officer ("CEO") of the Banks (hereinafter referred to as "Executive").

     WHEREAS, the Banks and Executive have seen fit to establish matters normally dealt with in an employment contract such as salary, vehicle allowance, expenses, and hospitalization by separate determinations, and

     WHEREAS, it is not the intent of the parties to attempt to incorporate in this Agreement any such separate determinations, nor is the exclusion of said items from this Agreement in any way intended to nullify said determinations or to modify them in any way, and

     WHEREAS, Mercantile Bank and Executive entered into a Contract of Employment ("Contract") on November 5, 1992 said contract having been amended on May 30, 2000; and

     WHEREAS, the Banks and Executive now desire to further amend the Contract in certain respects by this Agreement.

     NOW, THEREFORE, in consideration of Executive's past services and those to be performed in the future, and based upon their mutual covenants and good and valuable consideration, the Banks and Executive do agree as follows:

                               TERM; COMPENSATION
                               ------------------

     The Executive is hereby employed by the Banks for a period of twelve (12) years, commencing the 30th day of May, 2000, with an annual salary of $260,000, plus incentive bonuses. Such salary and bonuses are subject to increase or decrease as determined by the Boards of Directors of the Banks ("Boards").

                            ALLOWANCES AND BENEFITS
                            -----------------------

     The Executive shall be entitled to receive reimbursements and benefits of all types commensurate with, and at least equal to, the benefits of the other corporate officers, excepting only benefits which are given to a specific officer for a specific and separate banking purpose.

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                              DUTIES OF THE OFFICE
                              --------------------

     The Executive hereby commits to the Banks to carry out, to the best of his ability, the duties set forth in the respective Bylaws and Charter of each corporation for his position as CEO, Chairman, or such office or offices in a corporation or corporations, or any subsidiary corporation, to which he may be elected and appointed by the respective Boards, subject to such reasonable requirements and allowances as the Executive shall request. The Executive shall perform such other reasonable duties as shall from time to time be prescribed by the Directors of the Banks. The Executive shall devote his time and attention to the business and affairs of the Banks, and shall use his best efforts to promote the best interest of the Banks.

     The Banks understand that the Executive has business interests outside of the Banks, and there is no intent by this Agreement to restrict those business interests or to prohibit the Executive from holding office in other corporations or owning interest in other corporations, so long as said corporations do not have an interest which substantially conflicts with the interests of the Banks, and so long as the carrying out of the duties of such other offices do not by the requirements of time, talent, or knowledge interfere in any way with the Executive's ability to fully perform the duties assigned to him by the Boards.

                                   SEPARATION
                                   ----------

     A. Discharge for Cause. The Banks may, at any time, terminate this
        -------------------
Agreement for "Cause," which term is hereby defined as any activity of the Executive which is: 1) clearly inconsistent with his fiduciary duties to the Banks; 2) in violation of the laws of the State of Florida or the United States of America and which constitutes a felony; 3) morally reprehensible and of such a nature as to clearly have a substantial adverse effect upon the business of the Banks; or 4) conduct of a financial nature, either in the Executive's personal life or in the conduct of the business of the Banks, which could pose a substantial risk of either loss to the Banks or severe criticism by those in regulatory authority over the Banks. The Banks shall have the sole discretion to determine whether Cause exists.

     B. Resignation and Termination Not For Cause. In the event the Executive's
        -----------------------------------------
duties as Chairman or CEO of either Bank are terminated, whether by Executive or by the Banks, for any reason other than for Cause, as above defined, the Executive shall be retained as a consultant to the Banks with a salary set by the Boards, but in no event less than $100,000 per year for the remaining term of the Agreement. As such consultant, the Executive shall make himself available to the Banks, at their request, for an aggregate total of no less than 330 hours per year (on average, approximately thirty (30) hours per month during eleven
(11) months of the year).

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     In the event the Executive is discharged because of physical or mental inability to perform his duties, the discharge will be considered a termination not for Cause and the requirement that the Executive make himself available to the Banks for consulting shall be reduced in such manner as the physical or mental inability necessitates.

     C. Successors. The Banks shall use their best efforts to require any
        ----------
successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of either Bank, expressly and unconditionally, to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Banks would be required to perform if no such succession or assignment had taken place. In such event, the term "Banks," as used in this Agreement, shall mean the Banks as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

     D. Benefits After Separation. In the event of (i) separation not for Cause,
        -------------------------
as above specified, (ii) retirement at any time after the term of the Agreement, or (iii) retirement during the term of the Agreement if such retirement is agreed to by the Banks and the Executive, the Banks agree to make available to the Executive and his spouse (if such spouse was covered by the Banks' health benefits program before the separation or retirement) health benefits which are substantially similar to the health benefits provided to the Executive and his spouse (if applicable) prior to the termination or retirement. The Executive shall pay the same portion of the cost of such benefits as is paid by any other active officer of the Banks.

                                 MISCELLANEOUS
                                 -------------

     A. Applicable Law and Binding Effect. This Agreement shall be interpreted
        ---------------------------------
and construed in accordance with the laws of the State of Florida.

     B. Amendment. This Agreement may not be modified orally, and may only be
        ---------
modified by a writing signed by all parties to this Agreement.

     C. Attorneys' Fees. If either party initiates proceedings for the other's
        ---------------
breach of this Agreement, the prevailing party shall recover attorneys' fees and costs, including such fees and costs on any enforcement or appeal proceedings.

     D. Severability. If one or more provisions of this Agreement are ruled
        ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Agreement, which shall remain in full force and effect.

     E. Banks. All parties understand that although Executive is employed by
        -----
both Banks, for purposes of this Agreement, the Banks have agreed to act in concert with respect to the employment of the Executive.

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     F. Counterparts. This Agreement may be executed in two or more
        ------------
counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                    MERCANTILE BANK
                                    GULF WEST BANKS, INC.


                                    By:______________________________________
                                         Ross Roeder
                                         Compensation Committee Chair



                                    _________________________________________
                                    GORDON W. CAMPBELL

                                    ATTESTED BY:

                                    _________________________________________
                                    Barry  K. Miller
                                    Secretary of the Board

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